Exhibit 10.4

TERMINATION OF MANAGEMENT SERVICES AGREEMENT

This Termination of Management Services Agreement (the “Termination”) is entered into as of November 1, 2006, by and between CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC., a California corporation (“MANAGEMENT SERVICES”) and 21ST CENTURY ONCOLOGY OF CALIFORNIA A MEDICAL CORPORATION, a California medical corporation (the “PC”).

WHEREAS, MANAGEMENT SERVICES and PC are parties to a Management Services Agreement dated September 8, 2006, which was assumed by MANAGEMENT SERVICES in conjunction with MANAGEMENT SERVICES’ acquisition of certain assets from Beverly Hills Radiation Oncology also on September 8, 2006;

WHEREAS, MANAGEMENT SERVICES and PC wish to consolidate the Management Services Agreement dated September 8, 2006 and Management Services Agreement dated May 1, 2006 between the parties with respect to its California office locations; and

WHEREAS, MANAGEMENT SERVICES and PC have entered into a Second Addendum to Management Services Agreement effective November 1, 2006, which amends the Management Services Agreement dated May 1, 2006 to: (i) provide for the addition of the Beverly Hills location as an office location.

NOW THEREFORE, MANAGEMENT SERVICES and PC desire to terminate the Management Services Agreement dated September 8, 2006 between the parties effective on the date first written above.

Accepted:	CALIFORNIA RADIATION THERAPY
MANAGEMENT SERVICES, INC.

	By:	/s/ David M. Koeninger
David M. Koeninger
Chief Financial Officer

Accepted:
21ST CENTURY ONCOLOGY OF CALIFORNIA, A MEDICAL CORPORATION

	By:	/s/ Daniel E. Dosoretz
Daniel E. Dosoretz, M.D.
Vice President